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                                                              Exhibit 99(d)(ii)

                      FORM OF INVESTMENT ADVISORY AGREEMENT
                               MUNDER SERIES TRUST

         AGREEMENT, made this ___ day of April, 2003, among Munder Series Trust (the "Trust"), on behalf of each of its series and World Asset Management (the "Advisor"), a division of Munder Capital Management, a Delaware general partnership.

         WHEREAS, the Trust is a Delaware statutory trust and is authorized to issue shares in series (each, a "Fund" and collectively, the "Funds," as set forth in Schedule A, as may be amended from time to time) and the Trust is a registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act");

         WHEREAS, the Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"), and is a division of Munder Capital Management, a Delaware partnership and a registered investment adviser;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Trust and the Advisor as follows:

1.       Appointment

         (a) The Trust hereby appoints the Advisor to act as investment advisor to the Funds for the periods and on the terms set forth herein. The Advisor accepts the appointment and agrees to furnish the services set forth herein for the compensation provided herein.

         (b) In the event that the Trust establishes one or more series other than the Funds listed on Schedule A attached hereto, with respect to which it desires to retain the Advisor to act as investment adviser hereunder, it shall notify the Advisor in writing. If the Advisor is willing to render such services under this Agreement, it shall notify the Trust, as applicable, in writing whereupon such series shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the Funds named herein except to the extent that said provisions (including those relating to the compensation payable by the Fund to the Advisor) are modified with respect to such Fund in writing by the Trust and the Advisor at that time.

2.       Services as Investment Advisor

         Subject to the general supervision and direction of The Munder Funds Board (the "Board") of the Trust, the Advisor will: (a) provide overall investment management to the Funds in accordance with each Fund's investment objective and policies as stated in each Fund's Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission, as they may be amended from time to time; (b) cause investment decisions for the Funds to be made; (c) oversee the placement of purchase and sale orders on behalf of the Funds; (d) employ professional portfolio managers and securities analysts to provide research services to the Funds; (e) maintain books and records with respect to each Fund's securities transactions;

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and (f) provide periodic and special reports to the Board, as requested. In providing those services, the Advisor will provide the Funds with ongoing research, analysis, advice and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. In addition, the Advisor will furnish the Funds with whatever statistical information the Funds may reasonably request with respect to the securities that the Funds may hold or contemplate purchasing.

         The Advisor further agrees that, in performing its duties hereunder, it will:

         (a) comply with the 1940 Act and all rules and regulations thereunder and under the Advisers Act, the Internal Revenue Code of 1986, as amended ("Code"), and all other applicable federal and state law and regulations, and with any applicable procedures adopted by the Boards;

         (b) use reasonable efforts to manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

         (c) maintain books and records with respect to each Fund's securities transactions, render to the Board such periodic and special reports as the Board may reasonably request, and keep the Board informed of developments materially affecting each Fund's portfolio;

         (d) make available to the Funds' administrator and, as appropriate, the Trust, promptly upon their request, such copies of its investment records and ledgers with respect to the Funds as may be required to assist the administrator and the Trust in their compliance with applicable laws and regulations. The Advisor will furnish the Board with such periodic and special reports regarding the Funds as they may reasonably request; and

         (e) immediately notify the Trust in the event that the Advisor or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Advisor from serving as investment advisor pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. The Advisor further agrees to notify the Trust immediately of any material fact known to the Advisor respecting or relating to the Advisor that is not contained in the Trust's Registration Statement regarding the Funds, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

         The Advisor may enter into an agreement with one or more sub-advisors (each, a "Sub-Advisor") pursuant to which each Sub-Advisor shall furnish to the Trust, on behalf of one or more of the Funds, the investment advisory services specified therein in connection with the management of the Funds ("Sub-Advisory Agreements"). The Advisor will continue to have ultimate responsibility for all investment advisory services furnished pursuant to any Sub-Advisory Agreement.

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3.       Documents

         The Trust has delivered properly certified or authenticated copies of each of the following documents to the Advisor and will deliver to it all future amendments and supplements thereto, if any:

         (a) certified resolution of the Board authorizing the appointment of the Advisor and approving the form of this Agreement;

         (b) the Registration Statements describing the Funds as filed with the Securities and Exchange Commission and any amendments thereto; and

         (c) exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statements described above.

4.       Brokerage

         In selecting brokers or dealers to execute transactions on behalf of the Funds, the Advisor will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Advisor will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting broker-dealers to execute a particular transaction, and in evaluating the best overall terms available, the Advisor is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) provided to the Funds and/or other accounts over which the Advisor or its affiliates exercise investment discretion. The parties hereto acknowledge that it is desirable for the Trust that the Advisor have access to supplemental investment and market research and security and economic analysis provided by broker-dealers who may execute brokerage transactions at a higher cost to the Funds than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Advisor may cause the Funds to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in relation the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Advisor to the Funds. It is understood that the services provided by such brokers may be useful to the Advisor in connection with the Advisor's services to other clients. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder and subject to any other applicable laws and regulations, the Advisor and its affiliates are authorized to effect portfolio transactions for the Funds and to retain brokerage commissions on such transactions.

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5.       Records

         The Advisor agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Advisor with respect to the Funds by the 1940 Act. The Advisor further agrees that all records which it maintains for the Funds are the property of the Funds and it will promptly surrender any of such records upon request.

6.       Standard of Care

         The Advisor shall exercise its best judgment in rendering the services under this Agreement. The Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Fund or the Funds' shareholders in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Advisor against any liability to a Fund or to its shareholders to which the Advisor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Advisor's reckless disregard of its obligations and duties under this Agreement. As used in this Section 6, the term "Advisor" shall include any officers, trustees, directors, employees, or other affiliates of the Advisor performing services with respect to a Fund.

7.       Compensation

         In consideration of the services rendered pursuant to this Agreement, each Fund will pay the Advisor a fee as set forth on Schedule B attached hereto. This fee shall be computed and accrued daily and payable daily. For the purpose of determining fees payable to the Advisor, the value of a Fund's daily net assets shall be computed at the times and in the manner specified in the Fund's Prospectus or Statement of Additional Information.

8.       Expenses

         The Advisor will bear all expenses in connection with the performance of its services under this Agreement and will bear the costs and expenses payable to Sub-Advisors under the Sub-Advisory Agreements. Each Fund will bear certain other expenses to be incurred in its operation, including: taxes, interest, brokerage fees and commissions, if any, fees of the members of its Board who are not officers, directors or employees of the Advisor or any Sub-Advisor; Securities and Exchange Commission fees and state blue sky fees; charges of custodians and transfer and dividend disbursing agents; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personal expenses; charges of an independent pricing service, costs of preparing and printing Prospectuses and Statements of Additional Information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers and members of the Board; and any extraordinary expenses.

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9.       Services to Other Companies or Accounts

         The investment advisory services of the Advisor to the Funds under this Agreement are not to be deemed exclusive, and the Advisor, or any affiliate thereof, shall be free to render similar services to other investment companies and clients (whether or not their investment objective and policies are similar to those of a Fund) and to engage in activities so long as its services hereunder are not impaired thereby.

10.      Duration and Termination

(a) Current Funds. With respect to each of the Funds listed on Schedule A as of April __, 2003 ("Current Funds"), this Agreement shall be effective as of the date hereof. For each Current Fund, this Agreement shall continue in effect from the date hereof, unless sooner terminated, as provided herein, for two years and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the members of the Board or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Current Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the members of the Board who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b) New Funds. With respect to any Fund not listed on Schedule A hereto as of April __, 2003 ("New Fund"), this Agreement shall become effective on such date as determined by the Board, provided that with respect to any New Fund, this Agreement shall not take effect unless it has been approved (a) by a vote of a majority of the members of the Board, including a majority of those Board members who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of that New Fund's outstanding voting securities and shall continue in effect with respect to the New Fund, unless sooner terminated, as provided herein, for two years from the initial approval date for each New Fund and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the members of the Board or (ii) a vote of a "majority" (as defined in the 1940 Act) of the New Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the members of the Board who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(c) Termination. This Agreement is terminable with respect to the Funds, or any Fund, without penalty, on sixty (60) days' written notice by the Board or by vote of the holders of a "majority" (as defined in the 1940 Act) of the shares of the affected Funds or upon ninety (90) days' written notice by the Advisor. Termination of this Agreement with respect to any given Fund, shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Fund. This Agreement will be terminated automatically in the event of its "assignment" (as defined in the 1940 Act).

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11.      Amendment

         No provision of this Agreement may be changed, waived or discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement with respect to any Fund shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of that Fund, and (ii) a majority of the Board, including a majority of Board members who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

12.      Use of Name

         It is understood that the name of World Asset Management, or Munder Capital Management, or any derivative or logo associated with either name, is the valuable property of the Advisor and its affiliates, and that the Trust and each Fund have the right to use such name (or derivative or logo) only so long as this Agreement shall continue with respect to a given Fund. Upon termination of this Agreement, or upon termination of this Agreement with respect to a given Fund, the Trust, as appropriate, and any affected Fund shall forthwith cease to use such name (or derivative or logo) and the Trust, as appropriate, shall promptly amend its charter documents to change the Fund name to comply herewith.

13.      Miscellaneous

         (a) This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

         (b) Titles or captions of sections in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

         (c) This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

         (d) This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of Michigan.

         (e) If any provisions of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than these as to which it so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

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         (f) Notices of any kind to be given to the Advisor by the Trust shall be in writing and shall be duly given if mailed or delivered to the Advisor at 480 Pierce Street, Birmingham, Michigan 48009, or at such other address or to such individual as shall be specified by the Advisor. Notices of any kind to be given to the Trust by the Advisor shall be in writing and shall be duly given if mailed or delivered to 480 Pierce Street, Birmingham, Michigan 48009, or at such other address or to such individual as shall be specified by the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

                                          MUNDER SERIES TRUST



                                          By:________________________________
                                             Stephen J. Shenkenberg
                                             Vice President and Secretary


                                          WORLD ASSET MANAGEMENT, a division of
                                          Munder Capital Management



                                          By:________________________________
                                             Todd B. Johnson
                                             Chief Executive Officer

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                                   SCHEDULE A
                              As of April __, 2003

Munder Index 500 Fund
Munder International Equity Fund
Munder S&P MidCap Index Equity Fund
Munder S&P SmallCap Index Equity Fund

                                       A-1

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                                   SCHEDULE B
                              As of April __, 2003

                                               Annual Fees (as a Percentage of
Fund                                           Daily Net Assets)

Munder Index 500 Fund                          0.20% of the first $250 million;
                                               0.12% of the next $250 million;
                                               0.07% of net assets in excess of
                                               $500 million
Munder International Equity Fund               0.75%
Munder S&P MidCap Index Equity Fund            0.15%
Munder S&P SmallCap Index Equity Fund          0.15%

                                       B-1